Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES THIRD QUARTER RESULTS

MONDOVI, Wis., October 23, 2025 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $2.2 million, or 3 cents per diluted share, for the third quarter ended September 30, 2025, compared with $3.8 million, or 5 cents per diluted share, for the third quarter of 2024. For the nine-month period ended September 30, 2025, net income was $13.7 million, or 17 cents per diluted share, compared with $21.3 million, or 26 cents per diluted share, for the 2024 nine-month period.

Operating revenue was $220.5 million for the third quarter of 2025 compared with $237.4 million for the third quarter of 2024. Excluding fuel surcharges, operating revenue was $194.0 million for the 2025 quarter compared with $207.9 million for the 2024 quarter. Fuel surcharge revenue decreased to $26.5 million for the 2025 quarter from $29.5 million for the 2024 quarter.

Operating revenue was $673.5 million for the first nine months of 2025 compared with $733.3 million for the first nine months of 2024. Excluding fuel surcharges, operating revenue was $593.5 million for the 2025 period compared with $637.1 million for the 2024 period. Fuel surcharge revenue decreased to $80.0 million for the 2025 period from $96.1 million for the 2024 period.

Operating income was $2.7 million for the third quarter of 2025 compared with $4.3 million for the third quarter of 2024.

Operating income was $18.3 million for the first nine months of 2025 compared with $26.5 million for the first nine months of 2024.

Operating expenses as a percentage of operating revenue were 98.8% for the 2025 quarter and 98.2% for the 2024 quarter. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 98.6% for the 2025 quarter and 97.9% for the 2024 quarter.

Operating expenses as a percentage of operating revenue were 97.3% for the first nine months of 2025 and 96.4% for the first nine months of 2024. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 96.9% for the 2025 period and 95.8% for the 2024 period.

Chairman of the Board and Chief Executive Officer Randolph L. Marten stated, “Our earnings have continued to be significantly pressured by the historic duration and depth of the freight market recession’s oversupply and weak demand -- and the cumulative impact of inflationary operating costs, unacceptable freight rate reductions and freight network disruptions. Our unique multifaceted business model’s value continued to be highlighted by the operating results of our dedicated and brokerage operations for the first nine months of this year and throughout last year.”

“We remain focused on minimizing the freight market’s impact with our emphasis on safe, premium service, data-driven operating efficiencies and cost controls. Our strong, debt-free balance sheet enhances our ability to continue investing in our technology and modern fleet and position our operations to capitalize on future profitable organic growth opportunities. We expect the current administration’s recent immigration enforcement efforts including stricter standards for non-domiciled commercial driver’s licenses and increased enforcement of English Language Proficiency and B-1 visa regulations to positively impact such opportunities.”

“We also closed on the previously announced agreement to sell assets related to our intermodal business to Hub Group, Inc. (NASDAQ: HUBG), effective September 30, 2025. The transaction was structured as an asset sale of certain intermodal equipment, including over 1,200 refrigerated containers, and contracts to Hub Group, Inc. for $51.8 million in cash. This transaction clarifies our focus on investing in and positioning our core operations for future expansion.”

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of time and temperature-sensitive and dry truck-based transportation and distribution capabilities across Marten’s five distinct business platforms – Temperature-Sensitive and Dry Truckload, Dedicated, Brokerage and MRTN de Mexico. Marten’s Intermodal operations were sold effective September 30, 2025. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth, including the impact on the freight market of the current administration’s recent immigration enforcement efforts including stricter standards for non-domiciled commercial driver’s licenses and increased enforcement of English Language Proficiency and B-1 visa regulations, and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Randy Marten, Chairman of the Board and Chief Executive Officer, Doug Petit, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	September 30,	December 31,
(In thousands, except share information)	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$49,485	$17,267
Receivables:
Trade, net	92,011	89,992
Other	9,201	5,364
Prepaid expenses and other	25,296	25,888
Total current assets	175,993	138,511

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	1,148,269	1,198,737
Accumulated depreciation	(355,266)	(370,124)
Net property and equipment	793,003	828,613
Escrow deposit	5,000	-
Other noncurrent assets	1,655	1,633
Total assets	$975,651	$968,757

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,744	$25,781
Insurance and claims accruals	41,313	44,246
Accrued and other current liabilities	34,527	23,492
Total current liabilities	115,584	93,519
Deferred income taxes	91,617	107,034
Noncurrent operating lease liabilities	250	282
Total liabilities	207,451	200,835

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,520,424 shares at September 30, 2025, and 81,463,938 shares at December 31, 2024, issued and outstanding	815	815
Additional paid-in capital	54,143	52,941
Retained earnings	713,242	714,166
Total stockholders’ equity	768,200	767,922
Total liabilities and stockholders’ equity	$975,651	$968,757

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands, except per share information)	2025	2024	2025	2024

Operating revenue	$220,470	$237,366	$673,544	$733,276

Operating expenses (income):
Salaries, wages and benefits	78,972	83,442	236,342	258,723
Purchased transportation	42,284	44,862	123,063	129,911
Fuel and fuel taxes	33,526	35,781	99,234	114,151
Supplies and maintenance	15,585	16,464	46,704	49,006
Depreciation	25,447	27,392	80,224	84,125
Operating taxes and licenses	2,423	2,505	7,291	7,619
Insurance and claims	11,382	13,759	40,611	37,975
Communications and utilities	2,093	2,166	6,536	6,834
Gain on disposition of revenue equipment	(1,903)	(881)	(8,750)	(4,584)
Other	7,923	7,607	23,958	23,023

Total operating expenses	217,732	233,097	655,213	706,783

Operating income	2,738	4,269	18,331	26,493

Other	(213)	(922)	(998)	(2,732)

Income before income taxes	2,951	5,191	19,329	29,225

Income taxes expense	725	1,437	5,582	7,936

Net income	$2,226	$3,754	$13,747	$21,289

Basic earnings per common share	$0.03	$0.05	$0.17	$0.26

Diluted earnings per common share	$0.03	$0.05	$0.17	$0.26

Dividends declared per common share	$0.06	$0.06	$0.18	$0.18

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2025	2024	2025 vs. 2024	2025 vs. 2024
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$90,138	$93,278	$(3,140)	(3.4)%
Truckload fuel surcharge revenue	14,691	15,146	(455)	(3.0)
Total Truckload revenue	104,829	108,424	(3,595)	(3.3)

Dedicated revenue, net of fuel surcharge revenue	56,675	62,898	(6,223)	(9.9)
Dedicated fuel surcharge revenue	10,335	12,123	(1,788)	(14.7)
Total Dedicated revenue	67,010	75,021	(8,011)	(10.7)

Intermodal revenue, net of fuel surcharge revenue	8,369	12,289	(3,920)	(31.9)
Intermodal fuel surcharge revenue	1,482	2,220	(738)	(33.2)
Total Intermodal revenue	9,851	14,509	(4,658)	(32.1)

Brokerage revenue	38,780	39,412	(632)	(1.6)

Total operating revenue	$220,470	$237,366	$(16,896)	(7.1)%

Operating income/(loss):
Truckload	$(2,002)	$(142)	$(1,860)	(1,309.9)%
Dedicated	3,426	3,056	370	12.1
Intermodal	(293)	(1,542)	1,249	81.0
Brokerage	1,607	2,897	(1,290)	(44.5)
Total operating income	$2,738	$4,269	$(1,531)	(35.9)%

Operating ratio:
Truckload	101.9%	100.1%
Dedicated	94.9	95.9
Intermodal	103.0	110.6
Brokerage	95.9	92.6
Consolidated operating ratio	98.8%	98.2%

Operating ratio, net of fuel surcharges:
Truckload	102.2%	100.2%
Dedicated	94.0	95.1
Intermodal	103.5	112.5
Brokerage	95.9	92.6
Consolidated operating ratio, net of fuel surcharges	98.6%	97.9%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Nine Months		Nine Months	Nine Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2025	2024	2025 vs. 2024	2025 vs. 2024
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$272,728	$284,346	$(11,618)	(4.1)%
Truckload fuel surcharge revenue	42,978	48,152	(5,174)	(10.7)
Total Truckload revenue	315,706	332,498	(16,792)	(5.1)

Dedicated revenue, net of fuel surcharge revenue	180,418	202,080	(21,662)	(10.7)
Dedicated fuel surcharge revenue	32,091	40,667	(8,576)	(21.1)
Total Dedicated revenue	212,509	242,747	(30,238)	(12.5)

Intermodal revenue, net of fuel surcharge revenue	28,730	38,230	(9,500)	(24.8)
Intermodal fuel surcharge revenue	4,941	7,315	(2,374)	(32.5)
Total Intermodal revenue	33,671	45,545	(11,874)	(26.1)

Brokerage revenue	111,658	112,486	(828)	(0.7)

Total operating revenue	$673,544	$733,276	$(59,732)	(8.1)%

Operating income/(loss):
Truckload	$42	$1,462	$(1,420)	(97.1)%
Dedicated	13,709	18,964	(5,255)	(27.7)
Intermodal	(1,883)	(2,420)	537	22.2
Brokerage	6,463	8,487	(2,024)	(23.8)
Total operating income	$18,331	$26,493	$(8,162)	(30.8)%

Operating ratio:
Truckload	100.0%	99.6%
Dedicated	93.5	92.2
Intermodal	105.6	105.3
Brokerage	94.2	92.5
Consolidated operating ratio	97.3%	96.4%

Operating ratio, net of fuel surcharges:
Truckload	100.0%	99.5%
Dedicated	92.4	90.6
Intermodal	106.6	106.3
Brokerage	94.2	92.5
Consolidated operating ratio, net of fuel surcharges	96.9%	95.8%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2025	2024	2025	2024
Truckload Segment:
Revenue (in thousands)	$104,829	$108,424	$315,706	$332,498
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,129	$4,187	$4,178	$4,090
Average tractors(1)	1,661	1,695	1,674	1,776
Average miles per trip	508	533	523	533
Non-revenue miles percentage(2)	11.0%	12.2%	11.1%	12.1%
Total miles (in thousands)	38,081	39,288	115,575	119,838

Dedicated Segment:
Revenue (in thousands)	$67,010	$75,021	$212,509	$242,747
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,776	$3,693	$3,811	$3,744
Average tractors(1)	1,142	1,296	1,214	1,379
Average miles per trip	292	311	300	321
Non-revenue miles percentage(2)	1.1%	1.3%	1.3%	1.2%
Total miles (in thousands)	23,206	26,571	73,574	83,882

Intermodal Segment:
Revenue (in thousands)	$9,851	$14,509	$33,671	$45,545
Loads	2,956	4,119	10,168	13,172
Average tractors	61	104	72	117

Brokerage Segment:
Revenue (in thousands)	$38,780	$39,412	$111,658	$112,486
Loads	25,940	24,628	70,450	67,389

At September 30, 2025 and September 30, 2024:
Total tractors(1)	2,823	3,080
Average age of company tractors (in years)	2.2	1.8
Total trailers	5,165	5,456
Average age of company trailers (in years)	4.9	5.2
Ratio of trailers to tractors(1)	1.8	1.8
Total refrigerated containers	-	786

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2025	2024	2025	2024

Net cash provided by operating activities	$18,538	$29,478	$87,906	$111,021
Net cash provided by/(used for) investing activities	5,786	(59,222)	(35,742)	(107,247)
Net cash (used for) financing activities	(4,891)	(4,465)	(14,946)	(13,997)

Weighted average shares outstanding:
Basic	81,520	81,437	81,508	81,389
Diluted	81,527	81,492	81,516	81,460

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 83 and 94 tractors as of September 30, 2025 and 2024, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.